NEWS RELEASE
For More Information:
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Reports Results for First Quarter 2014
BIRMINGHAM, AL – (PRNewswire) – May 6, 2014 – ProAssurance Corporation (NYSE: PRA) today reported First Quarter 2014 results.

Consolidated Income Statement Highlights (Unaudited, in thousands, except per share data)
	Three Months Ended March 31
	2014	2013	Change
Gross premiums written	$218,273	$163,210	$55,063
Net premiums earned	$171,730	$134,578	$37,152
Net investment income	$29,732	$32,126	$(2,394)
Total revenues	$208,051	$194,974	$13,077
Total expenses	$146,642	$95,282	$51,360
Net income	$46,731	$112,850	$(66,119)
Operating income	$44,951	$60,015	$(15,064)
Earnings per share
Net income per diluted share	$0.76	$1.82	$(1.06)
Operating income per diluted share	$0.73	$0.97	$(0.24)

Consolidated Key Ratio Highlights (Unaudited)
	Three Months Ended March 31
	2014	2013
Combined ratio	82.7%	70.5%
Return on equity	7.9%	13.4%

Balance Sheet Highlights (in thousands, except per share data)
	unaudited March 31, 2014	December 31, 2013
Shareholders’ equity	$2,351,982	$2,394,414
Treasury shares	$(115,023)	$(31,365)
Book value per share	$39.51	$39.13
“ProAssurance posted strong operating results in the first quarter of 2014. Our Specialty Property & Casualty (Specialty P&C) segment performed well, writing new business and retaining the vast majority of renewing premium at levels that meet our return objectives,” said W. Stancil Starnes, Chairman and Chief Executive Officer of ProAssurance. Commenting on the new Workers’ Compensation segment he added, “We are progressing well with the integration of Eastern Alliance Insurance Group (Eastern) which became part of ProAssurance on January 1, 2014. Our Workers’ Compensation segment generated $66 million of Gross premiums written and was the primary driver of a 34% year-over-year increase in our top line. Importantly, the Eastern transaction is generating cross-selling interest amongst agents and insureds who have previously been involved only with our Healthcare Professional Liability line or Eastern’s Workers’ Compensation line. That interest, and the interest being shown in the segregated cell captive arena, reinforces our confidence in the Eastern transaction and the promise it holds for the future.”

- more -    Page: 1

NEWS RELEASE CONTINUES

Net income per share decreased quarter-over-quarter due to lower net realized investment gains in 2014 and the one-time, non-taxable gain from the acquisition of Medmarc in 2013, both of which are excluded from operating income per share.
Favorable development was $48 million in the quarter, with all but approximately $1 million coming from our Specialty P&C segment.
The current accident year net loss ratio decreased two points to 80.2%. An increase of three points in our Specialty P&C segment was more than offset by the lower loss ratio in the Workers’ Compensation segment.
Operating cash flow increased $44 million year-over-year, primarily due to tax-related payments that were made in first quarter 2013.
Total expenses increased 54%, primarily due to the addition of Eastern, which was not present in comparative results from 2013, and due to transaction related expenses, lower favorable reserve development and higher debt-related interest expenses in the first quarter 2014.
ProAssurance purchased approximately 1.8 million shares of its common stock on the open market in the first quarter of 2014, at a total cost of $84 million. To date this year, we have repurchased approximately 2.0 million shares at a total cost of $91 million. Approximately $112 million remains in the stock repurchase program authorized by our Board of Directors.
Conference Call Information
ProAssurance management will be discussing these results during a conference call on Wednesday, May 7, 2014 at 10:00 AM ET. Investors may dial (888) 505-4375 (toll free) or (719) 325-2495. The call will also be webcast on our website, www.ProAssurance.com, and on StreetEvents.com.
A replay will be available by telephone through May 30, 2014, at (888) 203-1112 or (719) 457-0820, using access code 2328966. The replay will also be available on our website, www.ProAssurance.com, and on StreetEvents.com, through at least May 22, 2014. We will also make the replay and other information about ProAssurance available on a free subscription basis through a link on the ProAssurance website or through Apple’s iTunes.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past seven years. ProAssurance Group is rated
“A+” (Superior) by A.M. Best and ProAssurance is rated “A” (Strong) by Fitch Ratings.

- more -    Page: 2

NEWS RELEASE CONTINUES

Financial Results
The tables below present consolidated balance sheet highlights for ProAssurance Corporation as of March 31, 2014 (unaudited) and December 31, 2013 and the unaudited statements of income highlights for ProAssurance Corporation and Business Segments for the quarters ended March 31, 2014 and 2013.

Condensed Consolidated Balance Sheet (in thousands)
	March 31, 2014	December 31, 2013
Assets
Investments
Fixed maturities, available for sale, at fair value	$3,256,180	$3,118,049
Equity securities, trading, at fair value	$278,514	$253,541
Short-term investments	$161,507	$248,605
Other investments	$378,762	$320,850
Total Investments	$4,074,963	$3,941,045
Cash and cash equivalents	$296,243	$129,383
Premiums receivable	$204,090	$115,403
Receivable from reinsurers	$274,937	$250,749
Deferred tax asset	$—	$1,757
Intangible assets and goodwill	$319,127	$213,117
Other assets	$236,144	$498,645
Total assets	$5,405,504	$5,150,099
Liabilities and Shareholders’ Equity
Liabilities
Policy liabilities and accruals
Reserve for losses and loss adjustment expenses	$2,204,347	$2,072,822
Unearned premiums	$366,170	$255,463
Reinsurance premiums payable	$42,113	$34,321
Total policy liabilities	$2,612,630	$2,362,606
Deferred tax liability	$24,231	$—
Other liabilities	$166,661	$143,079
Long-term debt, at amortized cost	$250,000	$250,000
Total liabilities	$3,053,522	$2,755,685
Shareholders’ equity
Common shares	$623	$621
Additional paid-in capital	$351,548	$349,894
Accumulated other comprehensive income (loss)	$70,406	$59,661
Retained earnings	$2,044,428	$2,015,603
Treasury shares	$(115,023)	$(31,365)
Total shareholders’ equity	$2,351,982	$2,394,414
Total liabilities and shareholders’ equity	$5,405,504	$5,150,099

- more -    Page: 3

NEWS RELEASE CONTINUES

Consolidated Income Statement Highlights (in thousands, except per share data)
	Three Months Ended March 31
	2014	2013
Revenues
Gross premiums written	$218,273	$163,210
Net premiums earned	$171,730	$134,578
Net investment income	$29,732	$32,126
Equity in earnings (loss) of unconsolidated subsidiaries	$1,751	$(223)
Net realized investment gains (losses)	$2,744	$26,680
Other income	$2,094	$1,813
Total revenues	$208,051	$194,974
Expenses
Losses and loss adjustment expenses	$96,052	$60,887
Net losses and loss adjustment expenses	$89,508	$57,626
Underwriting, policy acquisition and operating expenses	$52,515	$37,285
Interest expense	$3,570	$371
Total expenses	$146,642	$95,282
Gain on acquisition	$—	$35,492
Income before income taxes	$61,409	$135,184
Net income	$46,731	$112,850
Operating income	$44,951	$60,015
Earnings per share
Net income per share (basic)	$0.76	$1.83
Net income per share (diluted)	$0.76	$1.82

Operating income per share (basic)	$0.73	$0.97
Operating income per share (diluted)	$0.73	$0.97
Cash dividends declared per common share	$0.30	$0.25

Key Ratios (Consolidated)
	Three Months Ended March 31
	2014	2013
Current accident year loss ratio	80.2%	82.3%
Effect of prior accident years’ reserve development	(28.1%)	(39.5%)
Net loss ratio	52.1%	42.8%
Expense ratio	30.6%	27.7%
Combined ratio	82.7%	70.5%
Operating ratio	65.4%	46.6%
Return on average equity (excludes gain on acquisition)	7.9%	13.4%

- more -    Page: 4

NEWS RELEASE CONTINUES

Specialty P&C Insurance Segment (in thousands)
	Three Months Ended March 31
	2014	2013
Gross premiums written	$152,343	$163,210
Net premiums earned	$126,236	$134,578
Other income	1,563	1,298
Total revenues	127,799	135,876

Underwriting, policy acquisition and operating expenses	33,720	33,184
Net losses and loss adjustment expenses	60,960	57,626
Total expenses	94,680	90,810
Segment operating results	$33,119	$45,066

Specialty P&C Insurance Segment Key Ratios
	Three Months Ended March 31
	2014	2013
Current accident year loss ratio	85.4%	82.3%
Effect of prior accident years’ reserve development	(37.1%)	(39.5%)
Net loss ratio	48.3%	42.8%
Underwriting expense ratio	26.7%	24.7%
Combined ratio	75.0%	67.5%
Strong competition continues to play a role in the decrease in overall premiums in this segment. While Gross premiums written were down in this segment, we did write approximately $9 million of new business, of which
$5 million was physician premium and the remainder was in other healthcare, healthcare facilities, medical technology and life sciences, and legal professional liability.
Retention in the largest component of this segment, physician professional liability, was 87% for the first quarter of 2014, in line with first quarter of 2013. Renewal pricing on our physician professional liability book averaged 1% lower in the first quarter of 2014.
Loss trends remain unchanged overall. The increase in the current accident year net loss ratio primarily reflects the effect of ceding a greater portion of our total premiums, a higher accrual for internal claims adjustment expenses and additional costs for administrative claims now recognized on a more timely, quarterly basis rather than as part of the fourth quarter reserve review adjustment.
Net premiums earned decreased quarter-over-quarter, primarily due to lower physician premiums written during the prior twelve months and an increase in ceded premiums resulting from our periodic evaluation of prior accident year results in our loss-sensitive reinsurance contracts. We also continue to cede premiums as we write new business in shared risk arrangements such as the Certitude program with Ascension Health and our CAPAssurance program for facilities and large groups in California and other western states.

- more -    Page: 5

NEWS RELEASE CONTINUES

Workers' Compensation Segment (in thousands)
Three Months Ended March 31
2014
Gross premiums written	$65,930
Net premiums earned	$45,494
Other income	140
Total revenues	45,634

Underwriting, policy acquisition and operating expenses	15,589
Segregated portfolio cell dividend expense	1,049
Net losses and loss adjustment expenses	28,548
Total expenses	45,186
Segment operating results	$448

Workers’ Compensation Segment Key Ratios
Three Months Ended March 31
2014
Current accident year loss ratio	65.7%
Effect of prior accident years’ reserve development	(2.9%)
Net loss ratio	62.8%
Underwriting expense ratio	34.3%
Combined ratio	97.1%
Eastern increased its Gross premiums written by 3% year-over-year, primarily driven by strong growth in the Gulf South region. We wrote $12 million of new business in the first quarter of 2014, which offset losses due to competitive pressures.
Pricing on renewal business in Workers’ Compensation increased by 1.7%. Retention in this segment was 82%.
Claims frequency and severity trends were largely unchanged year-over-year.
The first quarter 2014 current year loss ratio increased by one percentage point as management recorded a more conservative loss ratio because of the severity of winter weather in the quarter.
Segregated portfolio cell dividend expense represents the net operating results of our segregated portfolio cell business that are attributable to the owners of the respective segregated cells.
Lloyd’s Syndicate Segment
Syndicate 1729 (the Syndicate) commenced underwriting on January 1, 2014. ProAssurance has provided 58% of the Syndicate’s underwriting capacity and will report results from our participation, excluding certain investments, on a one quarter lag. As part of the start-up of the syndicate, we ceded $5 million of premium from our podiatric insurance subsidiary to the Syndicate, which will be reported in the second quarter of 2014.

- more -    Page: 6

NEWS RELEASE CONTINUES

Corporate Segment (in thousands)
	Three Months Ended March 31
	2014	2013
Net investment income	$29,717	$32,126
Equity in earnings (loss) of unconsolidated subsidiaries	1,751	(223)
Net realized investment gains (losses)	2,744	26,680
Other income	509	522
Total revenues	34,721	59,105

Operating expenses	2,449	4,108
Interest expense	3,570	371
Gain on acquisition	—	35,492
Income taxes	14,678	22,334
Segment operating results	$14,024	$67,784
Investment income was down slightly due to lower average investment balances, which were offset somewhat by a gain in equity of unconsolidated subsidiaries.
Net realized investment gains were down $24 million quarter-over-quarter; the decrease being attributable to gains recorded in 2013’s first quarter related to reallocations in our portfolio and higher stock market valuations in that quarter. Also, in the first quarter of 2013 we recorded a one-time, non-taxable gain of $35.5 million in connection with the acquisition of Medmarc. The absence of that gain in 2014 and the combined effects of lower net realized investment gains in the quarter were the main reasons for the decline in operating results in this segment.
Operating expenses in this segment were lower, quarter-over-quarter, due to one-time expenses incurred in the first quarter of 2013. However, interest expenses were higher due to the issuance of $250 million of debt in the fourth quarter of 2013.
Non-GAAP Financial Measures
Operating income is a non-GAAP financial measure that is widely used to evaluate performance within the insurance sector. In calculating Operating income, we have excluded the after-tax effects of net realized investment gains or losses, guaranty fund assessments or recoupments, and a gain recognized as the result of an acquisition. We believe Operating income presents a useful view of the performance of our insurance operations, but should be considered in conjunction with Net income computed in accordance with GAAP. The following table is a reconciliation of Net income to Operating income:

Reconciliation of Net Income to Operating Income (in thousands, except per share data)
	Three Months Ended March 31
	2014	2013
Net income	$46,731	$112,850
Items excluded in the calculation of operating income:
Net realized investment (gains) losses	$(2,744)	$(26,680)
Guaranty fund assessments (recoupments)	$6	$(1)
Gain on acquisition	$—	$(35,492)
Pre-tax effect of exclusions	$(2,738)	$(62,173)
Tax effect at 35%, exclusive of non-taxable gain on acquisition	$958	$9,338
Operating income	$44,951	$60,015
Per diluted common share:
Net income	$0.76	$1.82
Effect of exclusions	$(0.03)	$(0.85)
Operating income per diluted common share	$0.73	$0.97

- more -    Page: 7

NEWS RELEASE CONTINUES

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following factors that could affect the actual outcome of future events:

•	changes in general economic conditions, including the impact of inflation or deflation and unemployment;
•	our ability to maintain our dividend payments;
•	regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;
•	the enactment or repeal of tort reforms;
•	formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;
•	changes in the interest rate environment;
•	changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;
•	changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;
•
changes in requirements or accounting policies and practices that may be adopted by our regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), the Public Company Accounting Oversight Board, or the New York Stock Exchange (NYSE) and that may affect our business;

•	changes in laws or government regulations affecting the financial services industry, the property and casualty insurance industry or particular insurance lines underwritten by our subsidiaries;
•	the effects of changes in the healthcare delivery system, including but not limited to the Patient Protection and Affordable Care Act (the Healthcare Reform Act);
•	consolidation of healthcare providers resulting in entities that are more likely to self insure a substantial portion of their healthcare professional liability risk;
•	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;
•	changes in the availability, cost, quality or collectability of insurance/reinsurance;

- more -    Page: 8

NEWS RELEASE CONTINUES

•	the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
•	allegation of bad faith which may arise from our handling of any particular claim, including failure to settle;
•	loss or consolidation of independent agents, agencies, brokers or brokerage firms;
•	changes in our organization, compensation and benefit plans;
•	changes in the business or competitive environment may limit the effectiveness of our business strategy and impact our revenues;
•	our ability to retain and recruit senior management;
•	the availability, integrity and security of our technology infrastructure;
•	the impact of a catastrophic event, as it relates to both our operations and our insured risks;
•	the impact of acts of terrorism and acts of war;
•	the effects of terrorism related insurance legislation and law;
•	assessments from guaranty funds;
•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
•	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
•	provisions in our charter documents, Delaware law and state insurance laws may impede attempts to replace or remove management or may impede a takeover;
•	state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;
•
taxing authorities can take exception to our tax positions and cause us to incur significant amounts of legal and accounting costs and, if our defense is not successful, additional tax costs, including interest and penalties; and

•
expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption; loss of customers, employees and key agents; increased operating costs or inability to achieve cost savings; and assumption of greater than expected liabilities, among other reasons.

Additional risks that could adversely affect the integration of Eastern into ProAssurance, include, but are not limited to, the following:
•	the operations of ProAssurance and Eastern may not be integrated successfully, or such integration may take longer to accomplish than expected; and
•	operating costs, customer loss and business disruption following the transaction, including adverse effects on relationships with employees, may be greater than expected.
Additional risks that could arise from our membership in the Lloyd’s of London market (Lloyd’s) and our participation in Syndicate 1729 include, but are not limited to, the following:
•	members of Lloyd's are subject to levies by the Council of Lloyd's based on a percentage of the member's underwriting capacity, currently a maximum of 3%, but can be increased Lloyd's;
•
Syndicate operating results can be affected by decisions made by the Council of Lloyd's over which the management of Syndicate 1729 has little ability to control, such as a decision to not approve the business plan of the Syndicate, or a decision to increase the capital required to continued operations, and by our obligation to pay levies to Lloyd's;

•
Lloyd's insurance and reinsurance relationships and distribution channels could be disrupted or Lloyd's trading licenses could be revoked making it more difficult for Syndicate 1729 to distribute and market its products; and

•	rating agencies could downgrade their ratings of Lloyd's as a whole.

- more -    Page: 9

NEWS RELEASE CONTINUES

Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in “Item 1A, Risk Factors” in our Form 10-K and other documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Form 10-Q.
We caution readers not to place undue reliance on any such forward-looking statements, which are based upon conditions existing only as of the date made, and advise readers that these factors could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
#####

Page: 10